UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

July 10, 2003

Date of Report (Date of earliest event reported)

MID-AMERICA APARTMENT COMMUNITIES, INC.

(Exact Name of Registrant as Specified in Charter)

TENNESSEE	1-12762	62-1543819
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification number)

6584 POPLAR AVENUE, SUITE 300

MEMPHIS, TENNEESSEE 38138

(Address of principal executive offices)

(901) 682-6600

(Registrant’s telephone number, including area code)

(Former name or address, if changed since last report)

Item 5. Other Events

In connection with the offering of 5,600,000 (6,200,000 if the underwriters’ over-allotment option is fully exercised) shares of the 8.30% Series H Cumulative Redeemable Preferred Stock, par value $0.01 per share (liquidation preference $25 per share) (the “Series H Preferred Stock”), of Mid-America Apartment Communities, Inc. (the “Company”), attached to this report are the exhibits listed below.

Item 7. Financial Statements and Exhibits.

(c) Exhibits.

The following exhibits are filed pursuant to Item 601 of Regulation S-K:

Exhibit	Description
5.1	Opinion of Bass, Berry & Sims PLC as to the validity of the Series H Preferred Stock
8.1	Opinion of Bass, Berry & Sims PLC as to certain tax matters

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 10, 2003	MID-AMERICA APARTMENT COMMUNITIES, INC. /s/ Simon R.C. Wadsworth Simon R.C. Wadsworth Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)